Registration nos.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                TASTY FRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     NEVADA                            65-0259052
         (STATE OR OTHER JURISDICTION OF             (IRS EMPLOYER
         INCORPORATION OR ORGANIZATION)            IDENTIFICATION NOS.)

               650 SENTRY PARKWAY, SUITE ONE, BLUE BELL, PA 19422
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                  STOCK GRANT AUTHORIZED BY BOARD OF DIRECTORS
                              (FULL TITLE OF PLAN)

       EDWARD C. KELLY, 650 SENTRY PARKWAY, SUITE ONE, BLUE BELL, PA 19422
                                  610 941 2109
             (NAME, ADDRESS AND TELEPHONE NOS. OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE


                                           PROPOSED         PROPOSED
                                           MAXIMUM          MAXIMUM
TITLE OF SECURITIES     AMOUNT TO BE    OFFERING PRICE     AGGREGATE           AMOUNT OF
  TO BE REGISTERED       REGISTERED        PER UNIT      OFFERING PRICE    REGISTRATION FEE
-------------------     ------------    --------------   --------------    ----------------
   Common Stock            1,250,000        $   .42        $525,000            $  131.25




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            PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Registrant is subject to the information requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports with the Securities and Exchange Commission ("Commission"). The Registrant hereby states that (i) the documents listed below are incorporated by reference in this Registration Statement and (ii) all documents subsequently filed by the Registrant pursuant to Sections 13 (a), 13 (c) and 15(d) of the Exchange Act as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement on Form S-8, and shall be a part hereof from the date of filing of such documents.

     (a) The Registrant's Annual Report on Form 10-KSB for the period ending January 31, 2000 filed pursuant to Section 13(a) of the Exchange Act, containing audited financial statements for that period;

     (b) All other reports filed by the Registrant pursuant to Action 13 (a) or 15 (d) of the Exchange Act since January 31, 2000.

     (c) The description of the Common Stock which is contained in registration statements filed under the Securities Act of 1933, as amended ("Act"), including any amendment or report filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS IN SECURITIES

     Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted under Nevada law, the Registrant shall, to the fullest extent permitted, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all expenses, liabilities or other matters referred to in or covered by said law. Further, the indemnification provided for therein shall not be deemed exclusive of any other right to which any person may be entitled under Registrant's Articles of Incorporation, By-law, resolution of shareholders, resolution of directors, agreement or otherwise, as permitted thereunder, as to action in any capacity in which he or her served at the request of the Registrant. In so far as indemnification for liabilities arising under the Securities Act may permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FORM REGISTRATION CLAIMED

     Not Applicable

ITEM 8.  EXHIBITS

     4.1  Resolutions of the Board of Directors dated January 30, 2001

     5.0  Opinion of The Law Office of Beckman Millman & Sanders, LLP

     24.1 Consent of The Law Office of Beckman, Millman & Sanders LLP (included in Exhibit 5)


     24.2 Consent of Larson Allen Weishar & Co., LLC, certified public accountants.

----------

ITEM 9.  UNDERTAKINGS

1. The undersigned Registrant hereby undertakes to file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

2. The Undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that for purposes of the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 15 (d) of the Exchange Act that is incorporated by reference in the registration statement related to the securities offered therein, and the offering of such securities at such time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned there unto duly authorized in the Town of Blue Bell, State of Pennsylvania this 30th day of January, 2001

TASTY FRIES, INC.

by:      /s/ EDWARD C. KELLY
         ------------------------------
             Edward C. Kelly, President

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and of the dates indicated.

/s/ EDWARD C. KELLY                                      Date: January 30, 2001
-----------------------------
    Edward C. Kelly, Director

/s/ LEONARD KLARICH                                      Date: January 30, 2001
-----------------------------
    Leonard Kalrich, Director

/s/ JURGEN WOLF                                          Date: January 30, 2001
-----------------------------
    Jurgen Wolf, Director

/s/ KURT ZIEMER                                          Date: January 30, 2001
-----------------------------
    Kurt Ziemer, Director

/s/ IAN LAMBERT                                          Date: January 30, 2001
-----------------------------
    Ian Lambert, Director